UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Inter Parfums, Inc.

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Inter Parfums, Inc.

551 Fifth Avenue

New York, New York 10176

Notice of Annual Meeting of Shareholders

to be Held on July 24, 2012

To the Shareholders of Inter Parfums, Inc.:

The annual meeting of shareholders of Inter Parfums, Inc. (the “company”) will be held at the offices of the company, at

Inter Parfums, Inc.

551 Fifth Avenue – 15th Floor

New York, NY 10176

Tel: 212.983.2640

on July 24, 2012 at 10:00 A.M., New York City Time, for the following purposes:

1.	To elect a board of directors consisting of nine (9) members to hold office until our next annual meeting and until their successors are elected and qualified;

2.	To have an advisory vote on the compensation of our named executive officers; and

3.	To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

The board of directors has fixed the close of business on June 14, 2012 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to July 24, 2012.

By Order of our board of directors

Dated: June 15, 2012	Michelle Habert, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

Inter Parfums, Inc.

Proxy Statement

Important Notice

Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on July 24, 2012

●        This proxy statement and the company’s annual report to shareholders for fiscal year ended December 31, 2011 are available at:

http://interparfums.investorroom.com

●        Accessing this website will not infringe upon your anonymity.

GENERAL

This proxy statement is furnished by the board of directors of our company, Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of our shareholders being held on July 24, 2012 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the “company,” “us” or “our” refer to Inter Parfums, Inc.

This proxy statement will be mailed to shareholders beginning approximately June 20, 2012. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to the company’s Secretary or by a shareholder voting in person at the annual meeting.

All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted

●	FOR the election of the nine (9) directors referred to in this proxy statement; and

●	FOR the advisory resolution concerning the compensation of our named executive officers.

In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

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A copy of the company’s annual report for fiscal year ended December 31, 2011, which contains financial statements audited by the company’s independent registered public accounting firm, is being mailed to the company’s shareholders along with this proxy statement.

We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report, as well as maintaining our internet website where you can obtain copies of this proxy statement and annual report to shareholders. In addition to solicitation of the proxies by use of the mails, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

Our board of directors fixed the close of business on June 14, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

As of May 24, 2012, 30,561,773 shares of our common stock were outstanding. Each share of our common stock will entitle the holder of such share to one vote. None of the company’s shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the annual meeting.

The nine (9) nominees to our board of directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact in the election of our board of directors. With respect to the advisory proposal to approve the compensation of our named executive officers, the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting is required for approval.

Other matters that may be submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

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Our directors will serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualified. With the exception of Philippe Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our company.

Members of our management have been informed that Messrs. Jean Madar and Philippe Benacin, the beneficial owners of our two largest shareholders, have a verbal agreement or understanding to vote their shares in a like manner, and intend to vote in favor of all of the nominees for directors. Therefore, all of the nominees are all likely to be elected. Also, members of our management have been informed that Messrs. Jean Madar and Philippe Benacin intend to vote in favor of the other proposal, and it is likely to be passed as recommended by our management.

We know of no business other than the two proposals discussed above that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth information, as of May 24, 2012 with respect to the beneficial ownership of our common stock by (a) each person we know to be the beneficial owner of more than 5% of our outstanding common stock, (b) our executive officers and directors and (c) all of our directors and officers as a group. As of May 24, 2012 we had 30,561,773 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]		Approximate Percent of Class
Jean Madar c/o Interparfums SA 4, Rond Point Des Champs Elysees 75008 Paris, France	7,336,266	[2]	23.9%

Philippe Benacin c/o Interparfums SA 4, Rond Point Des Champs Elysees 75008 Paris, France	7,036,585	[3]	22.9%

1 All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated. Options which are exercisable within 60 days are included in beneficial ownership calculations. Jean Madar, the Chairman of the Board and Chief Executive Officer of the Company and Philippe Benacin, the Vice Chairman of the Board and President of the Company, have a verbal agreement or understanding to vote their shares in a like manner.

2 Consists of 200,000 shares held directly, 7,022,341 shares held indirectly through Jean Madar Holding SAS, a personal holding company, and options to purchase 113,925 shares.

3 Consists of 200,000 shares held directly, 6,722,660 shares held indirectly through Philippe Benacin Holding SAS, a personal holding company, and options to purchase 113,925 shares.

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Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]		Approximate Percent of Class
Russell Greenberg c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	49,500	[4]	Less than 1%

Philippe Santi Interparfums SA 4, Rond Point Des Champs Elysees 75008, Paris France	16,050	[5]	Less than 1%

Francois Heilbronn 60 Avenue de Breteuil 75007 Paris, France	36,563	[6]	Less than 1%

Jean Levy Chez Axcess Groupe 8 rue de Berri 75008 Paris, France	4,500	[7]	Less than 1%

Robert Bensoussan-Torres c/o Sirius Equity LLP 52 Brook Street W1K 5DS London	14,500	[8]	Less than 1%

Serge Rosinoer 14 rue LeSueur 75116 Paris, France	13,117	[9]	Less than 1%

Patrick Choël Universite -82 7 rue de Talleyrand 75007, Paris, France	12,825	[10]	Less than 1%

Frederic Garcia-Pelayo Interparfums SA 4, Rond Point Des Champs Elysees 75008, Paris France	22,050	[11]	Less than 1%

Axel Marot Interparfums SA 4, Rond Point Des Champs Elysees 75008, Paris France	4,725	[12]	Less than 1%

4 Consists of shares of common stock underlying options.

5 Consists of shares of common stock underlying options.

6 Consists of 33,563 shares held directly and options to purchase 3,000 shares.

7 Consists of 1,500 shares held directly and options to purchase 3,300 shares.

8 Consists of 12,000 shares held directly and options to purchase 2,500 shares.

9 Consists of 11,250 shares held directly and options to purchase 1,877 shares.

10 Consists of 11,575 shares held directly and options to purchase 1,250 shares.

11 Consists of shares of common stock underlying options.

12 Consists of shares of common stock underlying options.

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Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]		Approximate Percent of Class
Hugues de la Chevasnerie Interparfums SA 4, Rond Point Des Champs Elysees 75008, Paris France	7,500	[13]	Less than 1%

Henry B. (Andy) Clarke c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	18,125	[14]	Less than 1%

Royce & Associates, LLC[15] 1414 Avenue of the Americas New York, NY 10019	3,817,296		12.5%

Fidelity Management & Research Company [16] 82 Devonshire Street, Boston, Massachusetts 02109	2,192,073		7.2%

All Directors and Officers (As a Group 13 Persons)	14,572,316	[17]	47.1%

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The members of our board of directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify.

Our present board of directors consists of nine (9) directors, with a majority of independent directors. Our present directors are Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Philippe Santi, Francois Heilbronn, Jean Levy, Robert Bensoussan-Torres, Serge Rosinoer and Patrick Choël, who were elected by the shareholders at the company’s last annual meeting of shareholders held in July 2011 and who are nominees for reelection.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our board of directors.

13 Consists of shares of common stock underlying options.

14 Consists of 1,625 shares held directly and options to purchase 16,500 shares.

15 Information derived from an Amendment to Schedule 13G filed January 13, 2012.

16 Information derived from Nasdaq Online.

17 Consists of 14,216,514 shares held directly or indirectly, and options to purchase 355,802 shares.

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Board of Directors

Our board of directors has the responsibility for establishing broad corporate policies and for the overall performance of our Company. Although certain directors are not involved in day-to-day operating details, members of the board of directors are kept informed of our business by various reports and documents made available to them. Our board of directors held 16 meetings (or executed consents in lieu thereof), including meetings of committees of the full board of directors during 2011 (excluding the last regular board meeting of 2010 held during the first week of January 2011), and all of the directors attended at least 75% of the meetings (or executed consents in lieu thereof) of the full board of directors and committees of which they were a member. Our board of directors presently consists of nine (9) directors, with a majority of independent directors.

We have adopted a Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, as well as other persons performing similar functions, and we agree to provide to any person without charge, upon request, a copy of our Code of Business Conduct. Any person who requests a copy of our Code of Business Conduct should provide their name and address in writing to: Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.: Shareholder Relations. In addition, our Code of Conduct is also maintained on our website, at www.interparfumsinc.com.

During 2011 our board of directors had the following standing committees:

•	Audit Committee – The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by our company which prepare or issue an audit report for our company. During 2011, the Audit Committee consisted of Messrs. Heilbronn, Levy and Choël.

The Company does not have an “audit committee financial expert” within the definition of the applicable Securities and Exchange Commission rules. First, finding qualified nominees to serve as a director of a public company without substantial financial resources has been challenging. Second, despite the applicable Securities and Exchange Commission rule which states that being named as the audit committee financial expert does not impose any greater duty, obligation or liability, the Company has been met with resistance from both present and former directors to being named as such primarily due to potential additional personal liability.

However, as the result of the background, education and experience of the members of the Audit Committee, our board of directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

•	Executive Compensation and Stock Option Committee – The Executive Compensation and Stock Option Committee oversees the compensation of our company’s executives and administers our company’s stock option plans. During 2011, the members of such committee consisted of Messrs. Heilbronn, Levy and Choël. We presently do not have a separate charter for our Executive Compensation and Stock Option Committee.

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•	Nominating Committee – The Nominating Committee was formed in January 2011, and the members of such committee consist of Messrs. Heilbronn, Levy and Choël. The purpose of the Nominating Committee is to determine and recommend qualified persons to the Board of Directors who will be put forth as management's slate of directors for vote of the Corporation's stockholders, as well as to fill vacancies in the Board of Directors. The charter of the Nominating Committee is posted on our company’s website.

Director Independence

The following are our directors who are “independent directors” within the applicable rules of The Nasdaq Stock Market:

Francois Heilbronn

Jean Levy

Robert Bensoussan-Torres

Serge Rosinoer

Patrick Choël

We follow and comply with the independent director definitions as provided by The Nasdaq Stock Market rules in determining the independence of our directors, which are posted on our company’s website. In addition, such rules are also available on The Nasdaq Stock Market’s website. In addition, The Nasdaq Stock Market maintains more stringent rules relating to director independence for the members of our Audit Committee, and the members of our Audit Committee, Messrs. Heilbronn, Levy and Choël, are independent within the meaning of those rules.

Procedures for Approval of Related Person Transactions

Transactions between related persons, such as between an executive officer or director and our company, or any company or person controlled by such officer or director, are required to be approved by our Audit Committee of our board of directors. Our Audit Committee Charter contains such explicit authority, as required by the applicable rules of The Nasdaq Stock Market.

Board Leadership Structure and Risk Management

For more than the past ten (10) years, Jean Madar has held the positions of Chairman of the Board of Directors and Chief Executive Officer of our company. Almost since inception, Mr. Madar has been allocated the responsibility of overseeing our United States operations and the operation of Inter Parfums, Inc., as a public company. Philippe Benacin, as Chief Executive Officer of Interparfums SA, has been allocated the responsibility of overseeing our European operations and its operation as a public company in France. In addition, Mr. Benacin is also the Vice Chairman of the Board of Directors of our company. Our board of directors is comfortable with this approach, as the two largest stockholders of our company are also directly responsible for the operations of our company’s two operating segments. Accordingly, our board of directors does not have a “Lead Director,” a non-management director who controls the meetings of our board of directors.

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Our board of directors manages risk by (i) review of period operating reports and discussions with management; (ii) approval of executive compensation incentive plans through its committee, the Executive Compensation and Stock Option Committee; (iii) approval of related party transactions through its committee, the Audit Committee; and (iv) approval of material transactions not in the ordinary course of business. Since our inception, we have never been the subject of any material product liability claims, and we have had no recent material property damage claims.

Further, we periodically enter into foreign currency forward exchange contracts to hedge exposure related to receivables denominated in a foreign currency and to manage risks related to future sales expected to be denominated in a foreign currency. We enter into these exchange contracts for periods consistent with our identified exposures. The purpose of the hedging activities is to minimize the effect of foreign exchange rate movements on the receivables and cash flows of Interparfums SA, our French subsidiary, whose functional currency is the Euro. All foreign currency contracts are denominated in currencies of major industrial countries and are with large financial institutions, which are rated as strong investment grade.

In addition, we mitigate interest rate risk by continually monitoring interest rates, and then determining whether fixed interest rates should be swapped for floating rate debt, or if floating rate debt should be swapped for fixed rate debt.

Business Experience

The following sets forth biographical information as to the business experience of each executive officer and director of our Company for at least the past five years.

Jean Madar

Jean Madar, age 51, a Director, has been the Chairman of the Board since our company’s inception, and is a co-founder of our company with Mr. Philippe Benacin. From inception until December 1993 he was the President of our company; in January 1994 he became Director General of Interparfums SA, our company’s subsidiary; and in January 1997 he became Chief Executive Officer of our company. Mr. Madar was previously the managing director of Interparfums SA, from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

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Philippe Benacin

Mr. Benacin, age 53, a Director, is President of our Company and the Chief Executive Officer of Interparfums SA, has been the Vice Chairman of the Board since September 1991, and is a co-founder of our company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the Chief Executive Officer of Interparfums SA for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Russell Greenberg

Mr. Greenberg, age 55, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to our board of directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting until he joined our company in June 1992.

Philippe Santi

Philippe Santi, age 50 and a Director since December 1999, is the Executive Vice President and Chief Financial Officer of Interparfums SA Mr. Santi, who is a Certified Accountant and Statutory Auditor in France, has been the Chief Financial Officer of Interparfums SA since February 1995. Prior to February 1995, Mr. Santi was the Chief Financial Officer for Stryker France and an Audit Manager for Ernst and Young.

Francois Heilbronn

Mr. Heilbronn, age 51, a Director since 1988, an independent director and a member of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut d' Etudes Politiques de Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co. In addition, during 2009 Mr. Heilbronn became an Associate Professor in Business Strategy at Sciences Po, Paris, France.

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Jean Levy

Jean Levy, age 79, a Director since August 1996, an independent director and a member of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee, worked for twenty-seven years at L'Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L'Oreal, from 1983 through June 1987. In addition, he is the former President and Chief Executive Officer of Sanofi Beaute (France). For the more than the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of l'Institut d'Etudes Politiques de Paris, he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at l'Institut d'Etudes Politiques de Paris. He was formerly a director of Zannier Group and Escada Beaute Worldwide and Rallye, S.A. In addition, Mr. Levy was also a director (Chairman of the Board until October 2001) of Financière d'Or, and its subsidiary, Histoire d'Or which is in the retail jewelry business. Mr. Levy was formerly a consultant to Ernst & Young, Paris through 2004. He is currently a board member of Price Minister, an internet based retailer located in Paris.

Robert Bensoussan-Torres

Robert Bensoussan-Torres, age 54, has been a Director since March 1997, and also is an independent director. Mr. Bensoussan is a director of J. Choo Limited, is the co-founder of Sirius Equity, a retail and branded luxury goods investment company. In November 2001, he became the Chief Executive Officer of Jimmy Choo Ltd., a luxury shoe and ready to wear accessory company. In 2007 Jimmy Choo Ltd. was sold to a private equity firm. From 1999 to December 2000, he was the Managing Director of Gianfranco Ferre fashion group, based in Milano, Italy. Previously Mr. Bensoussan-Torres was a Director of Towers Consulting Europe, Ltd. Towers Consulting Europe, Ltd. is a consulting company based in London, which specialized in strategic advice in connection with mergers and acquisitions in the luxury goods business. Mr. Bensoussan-Torres was the Chief Executive Officer of Christian Lacroix, Paris, a subsidiary of LVMH Group, from February 1993 until May 1998. Christian Lacroix was a French Haute Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

Serge Rosinoer

Mr. Rosinoer, age 80, was appointed to our board of directors in December 2000 as an independent director. Mr. Rosinoer has devoted most of his career to the personal care, cosmetics and fragrance industry. Mr. Serge Rosinoer is presently the Vice Chairman of the Supervisory Board of Clarins SA. In 1978, Mr. Rosinoer joined the Clarins Group as Vice President and Chief Operating Officer where he was largely responsible for its rapid international expansion. As COO, then CEO since 1978, Mr. Rosinoer oversaw the transformation of Clarins into a major force in cosmetics, skin care and fragrance, with annual sales of approximately 850 million Euro and more than 4,500 employees. He retired from active duty in May of 2000, but continues to serve on the board of directors of Clarins. Earlier in his career he was President of Parfums Corday. He also held senior level executive positions at Max Factor, where he had full supervision of that cosmetics company’s European production and sales. Mr. Rosinoer has served several terms as President of the French Prestige Cosmetics Association.

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Patrick Choël

Mr. Choël, age 68, was appointed to the board of directors in June 2006 as an independent director, and is a member of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee. Mr. Choël is a director of our majority-owned subsidiary, Interparfums SA, and Modellabs, both publicly held companies, and Christian Dior and Guerlain, both privately held companies. He is also the manager of Université 82, a business consultant and advisor. For approximately 10 years, through March 2004, Mr. Choël worked as the President and CEO of two divisions of LVMH, first Parfums Christian Dior, a leading world-wide prestige beauty/fragrances business, and later, the LVMH Perfumes and Cosmetics Division, which included such well-known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy, among others. Prior to such time, for approximately 30 years, he worked at various executive positions at Unilever, including President and CEO of Elida Fabergé France and President and CEO of Chesebrough Pond’s USA.

Hugues de la Chevasnerie

Hugues de la Chevasnerie, age 43, became the Director of Burberry Fragrances in December 2006. Prior to joining Burberry Fragrances, Mr. Chevasnerie was from February 2002 the Vice President of International Marketing, Davidoff & Chloé, at Coty Inc. From 1994 to 2002, he held various positions at LVMH- Parfums Christian Dior, including Group Head for Men’s Perfumes from 1999 to 2002.

Frederic Garcia-Pelayo

Frederic Garcia-Pelayo, age 53, became the Director of the Luxury and Fashion division of Interparfums SA in March 2005. He was previously the Director of Marketing and Distribution for Perfume and Cosmetics for Interparfums SA and was named Executive Vice President in 2004. Previously Mr. Garcia-Pelayo was the Director of Export Sales of Interparfums SA from September 1994. Prior to September 1994, Mr. Garcia-Pelayo was the Export Manager for Benetton Perfumes for seven (7) years.

Axel Marot

Axel Marot, age 38, was the Supply Chain Manager when he joined Interparfums SA in 2003 and has been the Director of Operations for Interparfums SA since January 2005. Prior to joining Interparfums SA, Mr. Marot was a Supply Chain Manager for Nestlé.

Andy Clarke

Henry B. “Andy” Clarke, age 51, was appointed as President of Inter Parfums USA, LLC in 2009, following his appointment as President of Inter Parfums USA, LLC – Specialty Retail Division in January 2008, which presently encompasses fragrance and personal care products produced for Gap, Banana Republic, New York & Company, Brooks Brothers, bebe, Nine West, Betsey Johnson, Lane Bryant and Anna Sui. Mr. Clarke has been employed by our company since 2001. Prior to joining the Company Mr. Clarke had spent seventeen years in the beauty business in various capacities.

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Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

Executive Compensation

Compensation Discussion and Analysis

The executive compensation and stock option committee of our board of directors is comprised entirely of independent directors and oversee all elements of compensation (base salary, annual bonus, long-term incentives and perquisites) of our company’s executive officers and administers our company’s stock option plans, other than the non-employee directors stock option plan, which is self-executing.

The objectives of our compensation program are designed to strike a balance between offering sufficient compensation to either retain existing or attract new executives on the one hand, and maintaining compensation at reasonable levels on the other hand. We do not have the resources comparable to the cosmetic giants in our industry, and accordingly cannot afford to pay excessive executive compensation. In furtherance of these objectives, our executive compensation packages generally include a base salary, as well as annual incentives tied to individual performance and long-term incentives tied to our operating performance.

Mr. Madar, the Chairman and Chief Executive Officer, takes the initiative after discussions with Mr. Russell Greenberg, an Executive Vice President, Chief Financial Officer and a Director, and recommends executive compensation levels for executives in the United States. Mr. Benacin, the Chief Executive Officer of Interparfums SA, takes the initiative after discussions with Philippe Santi, the Chief Financial Officer of Interparfums SA, and recommends executive compensation levels for executives in Europe. The recommendations are presented to the compensation committee for its consideration, and the compensation committee makes a final determination regarding salary adjustments and annual award amounts to executives, including Jean Madar and Philippe Benacin. Further, Messrs. Madar and Benacin, in addition to being executive officers and directors, are our largest shareholders, and therefore, their interests are aligned with our shareholder base in keeping executive compensation at a reasonable level.

The compensation committee believes that individual executive compensation is at a level comparable with executives in other companies of similar size and stage of development that operate in the fragrance industry and takes into account our company’s performance as well as our own strategic goals. Further, the compensation committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of our executives, which in turn permitted our company to weather the storm of this recession and put our company on track for a continued high rate of growth and profitability, which management believes will result in a substantial increase in value to our shareholders.

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Elements of Compensation

General

The compensation of our executive officers is generally comprised of base salaries, annual cash bonuses and long-term equity incentive awards. In determining specific components of compensation, the compensation committee considers individual performance, level of responsibility, skills and experience, other compensation awards or arrangements and overall company performance. The compensation committee reviews and approves all elements of compensation for all of our executive officers taking into consideration recommendations from the Chief Executive Officer of our company and the Chief Executive Officer of Interparfums SA, as well as information regarding compensation levels at competitors in our industry.

Our named executive officers have all been with the company for more than the past ten (10) years, with Messrs. Madar and Benacin being founders of the company in 1985. As Messrs. Madar and Greenberg for United States operations, and Benacin and Santi for European operations, are most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective segments, the compensation committee relies upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

The compensation committee views the competitive market place very broadly, which would include executive officers from both public and privately held companies in general, including fashion and beauty companies, but not limited to the “peer companies” contained in the corporate performance graph contained in our annual report. Rather than tie the compensation committee’s determination of compensation proposals to any specific peer companies, the members of our committee have used their business experience, judgment and knowledge to review the executive compensation proposals recommended to them by Mr. Madar for United States operations and Benacin for European operations. As such, compensation committee did not determine the need to “benchmark” of any material item of compensation or overall compensation.

The members of the compensation committee have extensive experience and business acumen and are well qualified in determining the appropriateness of executive compensation levels. Mr. Heilbronn is a managing partner of a business consulting firm in the area of mergers and acquisitions of large international companies in retail, consumer goods and consumer services throughout the world. Mr. Levy has over thirty years’ experience as an executive officer, including more than ten years as President and Chief Executive Officer of well-known cosmetic companies such as Cosmair and Sanofi Beaute (France). Mr. Choël, the final committee member, is presently a business consultant and advisor, who previously worked as President and Chief Executive Officer of two divisions of LVMH Moet Hennessy Louis Vuitton S.A., which included such well-known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy. Mr. Choël has also been President and CEO of both Elida Fabergé France and Chesebrough Pond’s USA.

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Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

As stated above, as Messrs. Madar and Greenberg for United States operations, and Benacin and Santi for European operations, are most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective segments, the committee relies upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

For executive officers of United States operations, the bulk of their annual compensation is in base salary. However, for executive officers of European operations base salary comprises a smaller percentage of overall compensation. We have paid a lower percentage of overall compensation in the form of base salary to executive officers of European operations for several years, principally because European operations historically have had higher profitability than United States operations and European operations are run differently by the Chief Executive Officer of European operations, Mr. Benacin, than United States operations. As the result of this historically higher profitability, European operations have had the ability to pay higher bonus compensation in addition to base salary. As bonus compensation is and has historically been discretionary, no targets were set in order to maintain flexibility. Further, if results of operations for European operations were not satisfactory (again, no target amounts were set to maintain flexibility), then bonus compensation, as well as overall compensation could be lowered without otherwise affecting base salary. Finally, by keeping annual bonus compensation at a higher percentage of overall compensation and base salary at a lower percentage, our company benefits because the base amount for annual salary adjustments would be smaller.

For 2010, each of Messrs. Benacin, Santi and Garcia-Pelayo received a base salary of 260,400 euro. Upon the recommendation of Mr. Benacin, the base salaries of Mr. Philippe Santi, the Chief Financial Officer of Interparfums SA, and Mr. Frederic Garcia-Pelayo, Director of the Luxury and Fashion division, were each increased by 4% in 2011 over their salaries in 2010, which is the same percentage increase afforded these officers in 2010. In addition, commencing in 2011, the base salary of Mr. Benacin was increased first by 4%, and then he received an increase of 120,000 euro per year to 391,200 euro. Commencing in 2011, Mr. Benacin no longer received a lodging expense that he had received for the past 10 years. For 2010 Mr. Benacin had received approximately 60,000 euro in lodging expenses. The executive compensation committee believes that the results of European operations warranted the increase in base salary for Mr. Benacin.

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A different approach is taken for United States operations as that segment is much smaller and profitability is much more volatile. A more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run the operation with a lesser emphasis placed on bonuses. None of the executive officers for United States operations have employment agreements, as we believe that having flexibility in structuring annual base salary is a benefit, which permits us to act quickly to meet a changing economic environment.

For 2011, the base salaries for Mr. Greenberg and Mr. Clarke were increased by $22,000 to $457,000 and $20,000 to $320,000, respectively. For 2010, no salary increases were afforded to executives of United States operations. The executive compensation committee believes these increases in salary were merited by the hard work and responsibility undertaken by these executive officers, as well as the increase in profitability of our company. These increases essentially restored cuts in pay for these two executive officers in 2009. For 2011 and 2010, Mr. Madar, the Chief Executive Officer, did not receive any increase in his base salary, which remained at $380,000.

Bonus Compensation/Annual Incentives

We have paid a higher percentage of overall compensation in the form of bonus compensation to executive officers of European operations for several years, principally because European operations historically have had higher profitability than United States operations. As the result of this historically higher profitability, European operations have had the ability to pay higher bonus compensation in addition to base salary. As bonus compensation is discretionary no targets were set in order to maintain flexibility. Further, if results of operations for European operations were not satisfactory (again, no target amounts were set to maintain flexibility), then bonus compensation, as well as overall compensation could be lowered without otherwise affecting base salary.

For 2011, Mr. Benacin, the chief decision maker for European operations, proposed and the committee concurred in the payment of bonus compensation of 188,000 euro to each of Messrs. Benacin, Santi and Garcia- Pelayo. This bonus was approximately equal to 72% of 2010 base salaries for Messrs. Santi and Garcia- Pelayo, which is in line with bonus compensation paid to Messrs. Santi and Garcia- Pelayo of approximately 72% and 70% in 2010 and 2009, respectively. For Mr. Benacin, the bonus accounted for approximately 48% of 2011 base salary, a lesser percentage as the result of the increase in his 2011 base salary. This is compared to bonus compensation as a percentage of annual salary of 72% and 58% for Mr. Benacin in 2010 and 2009.

A different approach is taken for United States operations as that segment is much smaller and profitability is much more volatile. A more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run the operation with a lesser emphasis placed on bonuses. Based upon the recommendation of the Chief Executive Officer, for 2011 Mr. Greenberg received a discretionary cash bonus of $35,000, and Mr. Clarke received a cash bonus of $50,000, based in part upon a sales target as well as the number of new brand licenses his division acquired.

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For 2010, Mr. Greenberg received a discretionary cash bonus of $17,500, and Mr. Clarke received a discretionary cash bonus of $47,500. No cash bonus compensation was paid to executive officers of United States operations for 2009 due to the global recession.

In order for Mr. Madar, the Chief Executive Officer to receive a cash bonus, United States operations has to achieve an after tax profit target. In 2011, 2010 and 2009, based upon such targets, our Chief Executive Officer did not earn any cash bonus. The Executive Compensation Committee has determined to use the same after tax profit target for our company’s United States operations to calculate Mr. Madar’s bonus for 2012.

As required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and allocated to employees based upon salary. The maximum amount payable per year per employee is 25,000 euros, or approximately $35,000.

Calculation of the total annual benefits contribution is made according to the following formula:

50% of (Interparfums SA net income, less 5% of shareholders’ equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

Long Term Incentives

Stock Options. We link long-term incentives with corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying shares of our common stock on the date of grant, and terminate on or shortly after severance of the executive’s relationship with us. Unless the market price of our common stock increases, corporate executives will have no tangible benefit. Thus, they are provided with the additional incentive to increase individual performance with the ultimate goal of increasing our overall performance. We believe that enhanced executive incentives which result in increased corporate performance tend to build company loyalty. As a general rule, the number of options granted is determined by several factors, but most importantly, both individual and company operating results for the past year, as well as past option grants to such executives.

For executive officers of United States operations and European operations, we typically grant nonqualified stock options with a term of 6 years that vest ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant. In addition, option grants to purchase shares of our majority-owned, French subsidiary, Interparfums SA were also granted to Messrs. Benacin, Santi and Garcia-Pelayo under the Interparfums SA option plan, which have a term of 6 years and vest 4 years after the date of grant.

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We believe that the vesting period of these options serve a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. having a vesting period, matches the service period with the potential benefits of the option. Pursuant to our stock option plan, non-qualified stock options granted to executives terminate immediately upon the executive’s termination of association with our company. This termination provision coupled with a vesting period reduces benefits afforded to an executive when an executive officer leaves our employ.

Over the past several years, as our company has grown and the market price or our common stock has increased, Messrs. Madar and Benacin have realized substantial compensation as the result of the exercise of their options. As the two executives most responsible for continued growth and success of our company, the Committee believes the granting of options is an appropriate tool to tie a substantial portion of their compensation to the success of our company and is completely warranted.

The actual compensation realized as the result of the exercise of options in the past, as well as the future potential of such rewards, are powerful incentives for increased individual performance and ultimately increased company performance. In view of the fact that the executive officers named above contribute significantly to our profitable operations, the compensation committee believes the option grants are valid incentives for these executive officers and are fair to our shareholders. Generally we grant options to executive officers in December of each year.

In each of December for 2011, 2010 and 2009, upon the recommendation of the company’s Chief Executive Officer, the compensation committee granted options to purchase a total of 19,000 shares of our common stock to each of Jean Madar and Philippe Benacin at the fair market value on the date of grant. Option grants to Messrs. Madar and Benacin were identical as each is the Chief Executive Officer of their respective operating segments. Also in each of December for 2011, 2010 and 2009, the compensation committee granted options to purchase 25,000 shares to Mr. Greenberg, the Chief Financial Officer, at the fair market value on the date of grant.

In each of December 2011 and December 2010, options to purchase 3,000 shares were granted to Messrs. Santi and Garcia-Pelayo, as additional compensation for their contribution to the efforts of the United States based operations. No options were granted to Messrs. Santi and Garcia-Pelayo from our company in 2009.

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In December 2009 Interparfums SA authorized a stock option plan which provides for a maximum of 3% of the outstanding shares of Interparfums SA to be available for grant, as Messrs. Benacin and Santi had determined it was more beneficial for the employees of European operations to have a direct stake in Interparfums SA. Under the Interparfums SA stock option plan, options are granted at the fair market value at the time of grant for a term of 6 years and vest 4 years after the date of grant. For 2011, no options were granted by Interparfums SA. In October 2010, Interparfums SA granted of options to purchase 7,000 shares for each of Messrs. Madar, Benacin, Santi and Garcia-Pelayo and 1,500 shares for Mr. Greenberg. In December 2009, Interparfums SA authorized grants of options to employees of Interparfums SA for an aggregate of 0.5% of outstanding shares, including options to purchase 6,000 shares for each of Messrs. Madar, Benacin, Santi and Garcia-Pelayo and 1,200 shares for Mr. Greenberg.

Stock Appreciation Rights. Our 2004 stock option plan authorizes us to grant stock appreciation rights, or SARs. An SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. To date, we have not granted any SARs under the 2004 plan. While the compensation committee currently does not plan to grant any SARs under our 2004 plan, it may choose to do so in the future as part of a review of the executive compensation strategy. The Interparfums SA stock option plan does not have stock appreciate rights.

Restricted Stock. We have not in the past, and we do not have any future plans to grant restricted stock to our executive officers. However, while the compensation committee currently does not plan to authorize any restricted stock plans, the compensation committee may choose to do so in the future as part of a review of the executive compensation strategy.

Other Compensation

Mr. Benacin is the Chief Executive Officer of Interparfums SA (European operations), as well as a founder of our company, and we believe we should recognize his responsibility, skills and experience, as well as the results of the company. In view of his service to the company, Mr. Benacin had received a housing and automobile allowance for more than the past ten (10) years through 2010. As discussed above, in 2011 Mr. Benacin received an increase in base salary of 120,000 euro, in lieu of the 60,000 euro housing allowance he received in 2010. This is a way we have differentiated him from other executive officers of European operations, and acknowledged his responsibility, skills and experience, as well as the company’s operating results.

No Stock Ownership Guidelines

We do not require any minimum level of stock ownership by any of our executive officers. As stated above, Messrs. Madar and Benacin, are our largest shareholders, which aligns their interests with our shareholder base in keeping executive compensation at a reasonable level.

Retirement and Pension Plans

We maintain a 401(k) plan for United States operations. However, we do not match any contributions to such plan, as we have determined that base compensation together with annual bonuses and stock option awards, are sufficient incentives to retain talented employees. Our European operations maintain a pension plan for its employees as required by French law.

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Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Annual Report on Form 10-K for fiscal year ended December 31, 2011 and the proxy statement for the upcoming annual meeting of shareholders. Based on this review and discussion, we recommend to the board of directors that the Compensation Discussion and Analysis referred to above be included in the Annual Report on Form 10-K as well as the proxy statement for the upcoming annual meeting of shareholders.

Francois Heilbronn, Jean Levy and Patrick Choël

The following table sets forth a summary of all compensation awarded to, earned by or paid to our “named executive officers,” who are our principal executive officer, our principal financial officer, and each of the 3 most highly compensated executive officers of our company. This table covers all such compensation during fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009. For all compensation related matters disclosed in this Item 11, all amounts paid in euro have been converted to U.S. dollars at the average rate of exchange in each year.

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Jean Madar,	2011	380,000	-0-	-0-	87,000	-0-	-0-	-0-	467,000
Chairman and	2010	380,000	-0-	-0-	107,000	-0-	-0-	-0-	487,000
Chief Executive Officer	2009	380,000	-0-	-0-	115,000	-0-	-0-	-0-	495,000

Russell Greenberg,	2011	457,000	35,000	-0-	114,000	-0-	-0-	-0-	606,000
Chief Financial Officer and	2010	435,000	17,500	-0-	140,000	-0-	-0-	2,850	595,350
Executive Vice President	2009	435,000	-0-	-0-	118,000	-0-	-0-	-0-	553,000

Philippe Benacin, President Inter	2011	542,790	253,913	-0-	87,000	-0-	14,846	14,985	913,534
Parfums, Inc., Chief Executive	2010	345,082	249,138	-0-	107,000	-0-	10,999	40,816	753,035
Officer of Interparfums SA	2009	348,492	201,052	-0-	115,000	-0-	11,496	98,850	774,890

Philippe Santi, Executive Vice	2011	376,290	274,725	-0-	14,000	24,906	14,846	-0-	704,767
President and Chief Financial	2010	345,082	249,138	-0-	17,000	34,323	10,999	-0-	656,542
Officer, Interparfums SA	2009	348,492	238,750	-0-	30,000	29,599	11,496	-0-	658,337

Frédéric Garcia-Pelayo,	2011	376,290	274,725	-0-	14,000	24,906	14,846	9,435	714,202
Director Export Sales,	2010	345,082	249,138	-0-	17,000	34,323	10,999	9,011	665,553
Interparfums SA	2009	348,492	238,750	-0-	30,000	29,599	11,496	9,550	667,887

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[Footnotes from table above]

1 Amounts reflected under Option Awards represent the grant date fair values in 2011, 2010 and 2009 based on the fair value of stock option awards using a Black-Scholes option pricing model. The assumptions used in this model are detailed in Footnote 12 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 and filed with the SEC.

2 As required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA Benefits are calculated based upon a percentage of taxable income of Interparfums SA and are allocated to employees based upon salary. The maximum amount payable per year is 25,000 euro, or approximately $35,000.

Calculation of total annual benefits contribution is made according to the following formula:

50% of (Interparfums SA net income, less 5% of shareholders’ equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before taxes, + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

3 The following table identifies (i) perquisites and other personal benefits provided to our named executive officers in fiscal 2011 and quantifies those required by SEC rules to be quantified and (ii) all other compensation that is required by SEC rules to be separately identified and quantified.

Name and Principal Position	Perquisites and other Personal Benefits ($)	Personal Automobile Expense($)	Lodging Expense($)	Total ($)

Jean Madar,	-0-	-0-	-0-	-0-
Chief Executive Officer

Russell Greenberg, Chief Financial Officer	-0-	-0-	-0-	-0-

Philippe Benacin, President of Inter Parfums, Inc. and Chief Executive Officer of Interparfums SA	-0-	14,985	-0-	14,985

Philippe Santi,	-0-	-0-	-0-	-0-
Executive Vice President and Director General Delegue, Interparfums SA

Frédéric Garcia-Pelayo,	-0-	9,435	-0-	9,435
Director Export Sales,
Interparfums SA

Plan Based Awards

The following table sets certain information relating to each grant of an award made to our executive officers of our company listed in the Summary Compensation Table during the past fiscal year.

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		Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Underlying Options (#)	Awards $/Sh)	Closing Price
Jean Madar	12/30/11	-0-	-0-	-0-	-0-	-0-	-0-	-0-	19,000	15.59	15.56
Russell Greenberg	12/30/11	-0-	-0-	-0-	-0-	-0-	-0-	-0-	25,000	15.59	15.56
Philippe Benacin	12/30/11	-0-	-0-	-0-	-0-	-0-	-0-	-0-	19,000	15.59	15.56
Philippe Santi	12/30/11	-0-	-0-	-0-	-0-	-0-	-0-	-0-	3,000	15.59	15.56
Frédéric Garcia-Pelayo	12/30/11	-0-	-0-	-0-	-0-	-0-	-0-	-0-	3,000	15.59	15.56

Options

As discussed above, we typically grant nonqualified stock options with a term of 6 years that vest ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant. As reported above, options granted to French employees under the French Addendum to our stock option plan have a term of 6 years, and vest 4 years after the date of grant. Further, options granted to French employees under the stock option plan of Interparfums SA likewise vest 4 years after the date of grant.

We believe that the vesting period of these options serves a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. having a vesting period matches the service period with the potential benefits of the option.

Under our stock option plans, the fair market value is determined by the average of the high and low price on the date of grant, not the closing price as reported by The Nasdaq Stock Market.

We also note that the Summary Compensation Table does not include income realized by the named executive officers as the result of the exercise of stock options, but rather reflects the dollar amount recognized for financial statement reporting purposes for options granted in accordance with SFAS 123R. However, value realized as the result of stock option exercises is set forth in the table entitled “Option Exercises and Stock Vested”.

Interparfums SA Profit Sharing Plan

As required by French law, Inter Parfums, SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Inter Parfums, SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and allocated to employees based upon salary. The maximum amount payable per year per employee is 25,000 euros, or approximately $35,000.

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Calculation of total annual benefits contribution is made according to the following formula:

50% of (Interparfums SA net income, less 5% of shareholders equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets certain information relating to outstanding equity awards in our company held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Jean Madar	60,000		0	-0-	13.103	12/14/12
	22,800		5,700	-0-	12.577	12/26/13
	8,325		5,550	-0-	11.297	2/13/14
	11,400		7,600	-0-	6.925	12/30/14
	7,600		11,600	-0-	12.14	12/30/15
	3,800		15,200	-0-	19.025	12/30/16
	-0-		19,000	-0-	15.59	12/29/17

Russell Greenberg	7,500		-0-	-0-	13.103	12/14/12
	18,000		4,500	-0-	12.577	12/26/13
	9,000		6,000	-0-	6.925	12/30/14
	10,000		15,000	-0-	12.14	12/30/15
	5,000		20,000	-0-	19.025	12/30/16
	-0-		25,000	-0-	15.59	12/29/17

Philippe Benacin	60,000		0	-0-	13.103	12/14/12
	22,800		5,700	-0-	12.577	12/26/13
	8,325		5,550	-0-	11.297	2/13/14
	11,400		7,600	-0-	6.925	12/30/14
	7,600		11,600	-0-	12.14	12/30/15
	3,800		15,200	-0-	19.025	12/30/16
	-0-		19,000	-0-	15.59	12/29/17

Philippe Santi	1,500		-0-	-0-	13.103	12/14/12
	12,750	(2)	-0-	-0-	11.297	2/13/14
	1,200		1,800	-0-	15.62	3/28/16
	600		2,400	-0-	19.025	12/30/16
	-0-		3,000	-0-	15.59	12/29/17

Frédéric Garcia-Pelayo	1,500		-0-	-0-	13.103	12/14/12
	12,750	(2)	-0-	-0-	11.297	2/13/14
	1,200		1,800	-0-	15.62	3/28/16
	600		2,400	-0-	19.025	12/30/16
	-0-		3,000	-0-	15.59	12/29/17

[Footnotes from table above]

1 Except as otherwise noted, all options expire 6 years from the date of grant, and vest 20% each year commencing one year after the date of grant.

2 Options vested 100% on 2/14/2012.

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The following table sets certain information relating to outstanding equity awards granted by Interparfums SA, our majority-owned French subsidiary which has its shares traded on the Euronext, held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OF INTERPARFUMS SA

		Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price (euro)(2)	Option Expiration Date
Jean Madar	19,327		18.10	06/01/2012
	7,260		15.10	12/16/2015
		7,700	20.90	10/09/2016

Russell Greenberg	1,547		18.10	06/01/2012
	1,452		15.10	12/16/2015
		1,650	20.90	10/09/2016

Philippe Benacin	19,327		18.10	06/01/2012
	7,260		15.10	12/16/2015
		7,700	20.90	10/09/2016

Philippe Santi	7,260		15.10	12/16/2015
		7,700	20.90	10/09/2016

Frédéric Garcia-Pelayo	19,327		18.10	06/01/2012
	7,260		15.10	12/16/2015
		7,700	20.90	10/09/2016

[Footnotes from table above]

1 All options fully vest 4 years after the date of grant.

2 As of December 31, 2011 the closing price of Interparfums SA as reported by Euronext was 16.38 euro, and the exchange rate was 1.2939 U.S. dollars to 1 euro.

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Option Exercises and Stock Vested

The following table sets forth certain information relating to each option exercise effected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments of our company during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

Jean Madar	-0-	-0-	-0-	-0-

Russell Greenberg	30,000	258,202	-0-	-0-

Philippe Benacin	-0-	-0-	-0-	-0-

Philippe Santi	6,000	43,211	-0-	-0-

Frédéric Garcia-Pelayo	-0-	-0-	-0-	-0-

[Footnotes from table above]

[1]	Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

The following table sets forth certain information relating to each option exercise effected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the past fiscal year, of Interparfums SA, our majority-owned French subsidiary which has its shares traded on the Euronext, for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise (euro)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

Jean Madar	19,327	302,467	-0-	-0-

Philippe Benacin	19,327	302,467	-0-	-0-

Russell Greenberg	1,934	30,267	-0-	-0-

Philippe Santi	16,128	278,186	-0-	-0-

Frédéric Garcia-Pelayo	11,597	181,493	-0-	-0-

[Footnotes from table above]

[1]	Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

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Pension Benefits

The following table sets forth certain information relating to payment of benefits following or in connection with retirement during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jean Madar	NA	NA	-0-	-0-
Russell Greenberg	NA	NA	-0-	-0-
Philippe Benacin	Interparfums SA Pension Plan	NA	193,140	14,846
Philippe Santi	Interparfums SA Pension Plan	NA	193,140	14,846
Frédéric Garcia-Pelayo	Interparfums SA Pension Plan	NA	193,140	14,846

Interparfums SA maintains a pension plan for all of its employees, including all executive officers. The calculation of commitments for severance benefits involves estimating the probable present value of projected benefit obligations. This projected benefit obligations is then prorated to take into account seniority of the employees of Interparfums SA on the calculation date.

In calculating benefits, the following assumptions were applied:

- voluntary retirement at age 65;

- a rate of 45% for employer payroll contributions for all employees;

- a 5% average annual salary increase;

- an annual rate of turnover for all employees under 55 years of age and nil above;

- the TH 00-02 mortality table for men and the TF 00-02 mortality table for women;

- a discount rate of 3.96%.

The normal retirement age is 65 years, but employees, including Messrs. Benacin, Santi and Garcia-Pelayo, can collect reduced benefits if they retire at age 60.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

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Employment Agreements

As part of our acquisition in 1991 of the controlling interest in Interparfums SA, now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Interparfums SA. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days’ notice. For 2012, Mr. Benacin presently receives an annual salary of €391,200 (approximately $543,000), and automobile expenses of €10,800 (approximately $15,000), which are subject to increase in the discretion of the board of directors. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

Compensation of Directors

The following table sets forth certain information relating to the compensation for each of our directors who is not an executive officer of our Company named in the Summary Compensation Table for the past fiscal year.

			DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Francois Heilbronn[1]	10,000	-0-	5,275	-0-	-0-	9,663	24,938
Jean Levy[2]	10,000	-0-	5,275	-0-	-0-	9,251	24,526
Robert Bensoussan-Torres[3]	8,000	-0-	-0-	-0-	-0-	9,663	17,663
Serge Rosinoer[4]	8,000	-0-	5,275	-0-	-0-	9,101	22,376
Patrick Choël[5]	8,000	-0-	2,637	-0-	-0-	13,377	24,014

[Footnotes from table above]

[1]	As of the end of the last fiscal year, Mr. Heilbronn held options to purchase an aggregate of 5,000 shares of our common stock.
[2]	As of the end of the last fiscal year, Mr. Levy held options to purchase an aggregate of 6,000 shares of our common stock.
[3]	As of the end of the last fiscal year, Mr. Bensoussan-Torres held options to purchase an aggregate of 5,500 shares of our common stock.
[4]	As of the end of the last fiscal year, Mr. Rosinoer held options to purchase an aggregate of 3,500 shares of our common stock.
[5]	As of the end of the last fiscal year, Mr. Choël held options to purchase an aggregate of 3,875 shares of our common stock.

For 2011, all nonemployee directors received $2,000 for each board meeting at which they participate. In addition, all members of the Audit Committee receive an additional annual fee of $4,000 on January 1 of each year in which they serve on the Audit Committee. Commencing on January 1, 2012, all nonemployee directors will receive $4,000 for each board meeting at which they participate in person, and $2,000 for each meeting held by conference telephone. In addition, commencing January 2012, the annual fee for membership on the audit committee was increased to $6,000 for all members.

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We maintain stock option plans for our nonemployee directors. The purpose of these plans is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our company. Under such plans, options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date. However, if a nonemployee director does not attend certain of the board meetings, then such option grants are reduced according to a schedule. In addition, options to purchase 2,000 shares are granted to each nonemployee director upon his initial election or appointment to our board.

On February 1, 2012, options to purchase 1,000 shares were granted to each of Jean Levy, Robert Bensoussan-Torres, Serge Rosinoer and Patrick Choël, and an option to purchase 500 shares was granted to Francois Heilbronn, all at the exercise price of $17.07 per share under the 2004 plan. Such options vest ratably over a 4 year period.

Equity Compensation Plan Information

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	823,275	$13.20	771,795
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	823,275	$13.20	771,795

Certain Relationships and Related Transactions

Transactions with European Subsidiaries

We have guaranteed the obligations of our majority-owned, French subsidiary, Interparfums SA under the Burberry license and Paul Smith license agreements. We also provide (or had provided on our behalf) certain financial, accounting and legal services for Interparfums SA, and during 2011 fees for such services were $125,500. In January 2012, Inter Parfums USA, LLC, a United States subsidiary, signed a five year license agreement with Interparfums Suisse (SARL), a Swiss subsidiary of Interparfums SA, for the right to sell amenities under the Lanvin brand name to luxury hotels, cruise lines and airlines in return for royalty payments as are customary in our industry.

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Distribution and Support Arrangements with Clarins

During 2010, we formed Interparfums Luxury Brands, Inc., a Delaware corporation and subsidiary of our majority-owned French subsidiary Interparfums SA, for distribution of prestige brands in the United States. Interparfums Luxury Brands has also entered into an agreement with Clarins Fragrance Group US (a Division of Clarins Group) effective January 1, 2011, to share and manage an expanded sales force. Logistical and administrative support is provided by Clarins Group USA from its Park Avenue offices in New York and its warehouse in Orangeburg, New York. In addition, in 2011 our Spanish distribution subsidiary also entered into a similar service agreement with a Clarins subsidiary relating to distribution of prestige fragrances in Spain. Mr. Serge Rosinoer, a director of our Company, is the Vice Chairman of the Supervisory Board of Clarins SA, the parent company of both the Clarins Fragrance Group US and the Clarins subsidiary.

Jimmy Choo

Interparfums SA and J Choo Limited entered into an exclusive, worldwide license agreement commencing on January 1, 2010 and expiring on December 31, 2021, for the creation, development and distribution of fragrances under the Jimmy Choo brand. Mr. Robert Bensoussan-Torres, a director of the Corporation, is a director of J Choo Limited and has an indirect ownership interest in J Choo Limited.

Yelo and Nickel USA

Nickel USA, Inc., a wholly-owned subsidiary of our company and Yelo, LLC, a related party by virtue of the 3% equity interest in Yelo owned by Mr. Jean Madar, the Chairman of the Board and Chief Executive Officer, have entered into an agreement to have Yelo perform management services at the spa owned and operated by Nickel in New York City for a one (1) year period, subject to subsequent annual renewals upon agreement of the parties, and Nickel is to pay Yelo a monthly base fee of $5,000, plus a monthly performance fee based upon a percentage of increased monthly revenues above a baseline.

AUDIT COMMITTEE REPORT

The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by our company which prepare or issue an audit report for our company. During 2011 and for the past several years, the Audit Committee consisted of Messrs. Heilbronn, Levy and Choël.

The Company does not have an “audit committee financial expert” within the definition of the applicable Securities and Exchange Commission rules. First, finding qualified nominees to serve as a director of a public company without substantial financial resources has been challenging. Second, despite the applicable Securities and Exchange Commission rule which states that being named as the audit committee financial expert does not impose any greater duty, obligation or liability, the Company has been met with resistance from both present and former directors to being named as such primarily due to potential additional personal liability.

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However, as the result of the background, education and experience of the members of the Audit Committee, our board of directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

Management is responsible for our company’s internal controls and our financial reporting process. The independent registered public accounting firm we employ, WeiserMazars, LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon, as well as, issuing its report on its audit of our management’s assessment of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. In addition, WeiserMazars LLP discussed with the Audit Committee the results of its audit on management’s assessment of internal controls over financial reporting. The Audit Committee also discussed with WeiserMazars LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

WeiserMazars LLP also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with WeiserMazars LLP that firm’s independence.

Based upon the Audit Committee’s discussions with management and WeiserMazars LLP and the Audit Committee’s review of the representations of management and the report of WeiserMazars LLP to the Audit Committee, the Audit Committee recommended that our board of directors include the audited consolidated financial statements and management’s report on internal control over financial reporting, together with the attestation report of WeiserMazars LLP in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

Francois Heilbronn, Chairman
Jean Levy
Patrick Choël

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Independent Accountants

General

We are not submitting the selection of auditors to a vote of our shareholders’ as shareholder approval is not required under Delaware law. A representative of WeiserMazars LLP is expected to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

Fees

The following sets forth the fees billed to us by WeiserMazars LLP, as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2011 and December 31, 2010.

Audit Fees

During 2011, the fees billed by WeiserMazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $1.1 million. During 2010, the fees billed by WeiserMazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $608,000. Also, during 2010, the fees billed by Mazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $301,000.

Audit-Related Fees

WeiserMazars LLP did not bill us for any audit-related services during 2011 or 2010.

Tax Fees

WeiserMazars LLP did not bill us for tax services during 2011 or 2010.

All Other Fees

WeiserMazars LLP did not bill us for any other services during 2011 or 2010.

Audit Committee Pre Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent accountants, who prepare or issue an audit report for us.

During the first quarter of 2011, the audit committee authorized the following non-audit services to be performed by WeiserMazars LLP.

•	We authorized the engagement of WeiserMazars LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2011

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•	We authorized the engagement of WeiserMazars LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, of up to a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ending December 31, 2011. If we require further tax services from WeiserMazars LLP, then the approval of the audit committee must be obtained.

•	If we require other services by WeiserMazars LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.

•	We imposed a cap of $100,000 on the fees that WeiserMazars LLP can charge for services on an expedited basis that are approved by the Chairman without obtaining full audit committee approval.

•	None of the non-audit services of either of the Company’s auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

In the first quarter of 2012, the audit committee authorized the same non-audit services to be performed by WeiserMazars LLP during 2012 as disclosed above.

PROPOSAL NO. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance to the proxy rules under the Securities Exchange Act of 1934 (“Exchange Act”) and as required by the Dodd-Frank Act, we are required to provide our shareholders with an advisory vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation as described in this proxy statement. The Compensation Committee has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. We are asking our shareholders to indicate their support for the compensation paid to our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to Inter Parfums, Inc.’s named executive officers, as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and related narrative disclosure included in this proxy statement, is hereby APPROVED.”

As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee nor imply any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any executive officer. Our Board of Directors and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements. The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives crucial to our long-term success and enhancement of shareholder value.

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Our Board of Directors recommends that shareholders vote “for” the approval of Inter Parfums, Inc.’s executive compensation as described in the compensation discussion and analysis and the accompanying compensation tables and narrative disclosure in this proxy statement.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2013 annual meeting of shareholders must be received in writing by the Secretary of our company at our principal offices in New York City, by February 21, 2013, in order to be considered for inclusion in our proxy statement relating to that meeting.

If a shareholder intends to make a proposal at the 2013 Annual Meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of our company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive office in New York, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between April 25, 2013, and May 25, 2013; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our board of directors

Michelle Habert, Secretary

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ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

July 24, 2012

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930000000000000000 3 072412

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory vote on the compensation of our named executive officers.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

July 24, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20930000000000000000 3 072412

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

JOHN SMITH
1234 MAIN STREET
APT. 203
NEW YORK, NY 10038

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory vote on the compensation of our named executive officers.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.